 Exhibit 99.1
COPsync Announces First Quarter 2016 Financial Results

Q1 Sales Order Bookings Increase 153%

DALLAS – May 16, 2016 – COPsync, Inc. (NASDAQ: COYN), which operates the COPsync Network™, the nation's only system that is designed to connect law enforcement officers and agencies nationwide, even those thousands of miles apart, so they can effectively communicate in real-time, and the COPsync911™ threat-alert service for schools, government buildings, hospitals and other potentially at-risk facilities announced its financial results for the quarter ended March 31, 2016.

Company Highlights First Quarter 2016

•	Revenue: Total revenues were $1.3 million in first quarter 2016, a 9% increase compared to total revenues of $1.2 million recorded in first quarter 2015.
•
Increased Licensing/Subscription Revenue and Margins: Software license/subscription revenues were a record $844,000 for Q1 2016, increasing by 26% compared to $668,000 for the same period in 2015. Gross profit margin for software license/subscription revenues in Q1 2016 also increased by 2-percentage points year over year reaching 57% in first quarter 2016.

•
Strong Sales Order Bookings: First quarter 2016 sales order bookings were $1.2 million, an increase of 153% or $690,000 compared to $450,000 for the same period in 2015 reflecting strong momentum from the Company's sales efforts.

•
Progressive Market Penetration: The Company has established a significant footprint in Texas where the Company now has customers in approximately 79% of the 254 counties in the state. Additionally, the Company continued to expand its presence outside of Texas. During the quarter, the Company recorded its first sales in New York, which will increase the number of U.S. states where COPsync has a customer presence to 11. Further, the Company recently announced that it has added new sales personnel to build the Company’s customer footprint in numerous other states across the U.S.

CEO Comment on First Quarter 2016 Results

“As we continue to execute on our strategic expansion plans across the U.S. we are generating a number of significant positive trends in our sales metrics. We achieved a 153% increase in Q1 sales order bookings, a 26% increase in software licenses/subscriptions revenues, and a 2% increase in gross profit margin for software licenses/subscriptions revenues. These increases are important indicators that our recurring revenue, recurring cash generating SaaS business model is beginning to gain traction. We expect these favorable sales trends to continue throughout the year as we focus our efforts on building a solid high margin subscription base in the states where we currently have a customer presence and methodically expanding our customer base to other states. We remain focused on the objective of establishing COPsync as the premier software provider for keeping the country’s schools, courthouses, hospitals and other at-risk facilities safer and as the only system for connecting law enforcement agencies across the country so they can effectively communicate in real-time,” stated Mr. Ronald A. Woessner, CEO of COPsync.

Financial Highlights for First Quarter 2016

•
Revenues: Total revenues for Q1 2016 rose to a $1.3 million, a 9% increase from revenues of $1.2 million recorded in Q1 2015. The revenue increase was driven by a 26% year over year increase in software licenses/subscriptions revenues totaling $844,000. The increase in software licenses/subscriptions revenues in Q1 2016 was partially offset by a decline in hardware, installation, and other revenue, which totaled $438,000 in Q1 2016 compared to $503,000 in Q1 2015. While the Company expects its hardware sales to vary over time depending on the nature of new and existing contracts, it expects these sales to decline progressively as a percentage of consolidated revenue over time and to be used in support of the growth of its recurring, licensing/subscription business. The Company expects future revenues to be driven by ongoing organic growth, increased sales and marketing efforts to drive the national expansion of its COPsync and COPsync911 services, product innovation, and potential acquisitions.

•
Gross Profit: Gross profit percentage in Q1 2016 for software license/subscription revenues increased to 57% in Q1 2016 compared to 55% in same period 2015. Overall gross profit for Q1 2016 totaled $339,000, or 26%, compared to $414,000, or 35%, in Q1 2015. The decline in overall gross profit resulted from a negative 32% gross profit percentage for hardware and installation revenue compared to a positive 10% in same period 2015. The decline was due to fewer hardware units being installed in the quarter, cost increases and price discounting to drive customer growth for the Company’s recurring revenue, recurring cash SaaS platforms.

•
Operating Expenses: Total operating expenses were $2.6 million in Q1 2016 compared to $1.3 million for the same period 2015. The increase in total operating expenses was a result of an increase in sales and marketing, and general and administrative expenses offset by a decrease in research and development expenses. The Company expects R&D expenses to increase in 2016 as additional resources are invested in feature and functionality enhancements for the Company’s service and product offerings and further to enhance its technology platform to enable it to support millions of users across the U.S., each paying an annually recurring subscription fee.

•
Operating Income (Loss): Operating loss in Q1 2016 was $2.2 million, compared to an operating loss of $851,000 for the same period 2015. The increase in operating loss in Q1 2016 was mainly attributable to a decrease in gross profit from hardware and installation sales, and an increase in overall operating expenses as the Company ramped up its expansion efforts.

•
Net Income (Loss): Net loss for Q1 2016 was $2.2 million, compared to net loss of $946,000 during the prior year period. The increase in net loss in Q1 2016 was mainly attributable to a $1.3 million increase in operating expenses. GAAP loss per share in first quarter 2016 was $0.26 on 8.6 million weighted average shares outstanding compared to $0.23 for the same period 2015 on 4.0 million weighted average shares outstanding.

•
Cash Flow: Net Cash used in operations in the first quarter 2016 was $3.0 million, inclusive of cash used to pay down accounts payable, which were reduced by $1.2 million in the quarter, compared to net cash used in operations of $891,000 during the same period in 2015.

•
Selected Balance Sheet Items: As of March 31, 2016, the Company had $5.1 million in cash and cash equivalents compared to $8.3 million at year end 2015. The Company had working capital of $3.1 million and a current ratio of 1.92:1 as of March 31, 2016, compared to working capital of $5.1 million and a current ratio of 2.08:1 as of December 31, 2015.

About COPsync

COPsync, Inc. (NASDAQ: COYN) is a technology company that improves law enforcement communication in a manner that saves officers’ lives and helps them prevent and respond more quickly to crime. Officers have instant access to actionable, mission-critical data, share information, and communicate in real-time with other officers and agencies, even those hundreds and thousands of miles away. The COPsync Network™ also eliminates manual processes and increases officer productivity by enabling officers to write electronic tickets, accident reports, DUI forms, arrest forms and incident and offense reports. COPsync’s threat-alert system, COPsync911™, enables schools, courts, hospitals, and other potentially at-risk facilities to automatically and silently send emergency alerts directly to local law enforcement officers in their patrol cars during a crisis, thereby speeding first responder response times and saving minutes when seconds count. The company also sells VidTac®, a law enforcement software-driven in-vehicle video system. Visit www.copsync.com and www.copsync911.com for more information.

Safe Harbor Statement

Statements in this release that are not purely historical facts or that depend upon future events, including statements about forecasts of earnings, revenue, product development, sales or other statements about anticipations, beliefs, expectations, intentions, plans or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. For example, statements containing words like “expect,” “believe,” “confident,” “estimated,” “future,” “plan,” “planning,” “projected,” “strategy,” “pursuing,” “objective” and other similar terms, express management’s current views concerning future events, trends, contingencies or results, which may be considered forward-looking statements. Specifically, the statements “…we are generating a number of significant positive trends in our sales metrics”; “These increases are important indicators that our recurring revenue, recurring cash generating SaaS business model is beginning to gain traction”; “We expect these favorable sales trends to continue throughout the year as we focus our efforts on building a solid high margin subscription base in the states where we currently have a customer presence and methodically expanding our customer base to other states”; “We remain focused on the objective of establishing COPsync as the premier software provider for keeping the country’s schools, courthouses, hospitals and other at-risk facilities safer and as the only system for connecting law enforcement agencies across the country so they can effectively communicate in real-time”; “…the Company expects its hardware sales to vary over time depending on the nature of new and existing contracts, it expects these sales to decline progressively as a percentage of consolidated revenue over time and to be used in support of the growth of its recurring, licensing/subscription business”; “The Company expects future revenues to be driven by ongoing organic growth, increased sales and marketing efforts to drive the national expansion of its COPsync and COPsync911 services, product innovation, and potential acquisitions” and “The Company expects R&D expenses to increase in 2016 as additional resources are invested in feature and functionality enhancements for the Company’s service and product offerings and further to enhance its technology platform to enable it to support millions of users across the U.S, each paying an annually recurring subscription fee.” These and other statements are all highly dependent on a variety of factors, including the Company’s ability to execute its business strategy and expansion plan in other jurisdictions. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based on information available to the Company on the date this release was issued. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s ability to obtain and retain customers and development, implementation and acceptance of its products and services. Certain statements in this press release are highly dependent on the Company’s ability to successfully execute its strategy in Texas and other geographic areas; the Company’s ability to successfully book new orders for its products and services and renew its existing customers at anticipated renewal rates. The Company may not succeed in adequately addressing and managing these and other risks. Further information regarding factors that could affect the Company’s financial, operating and other results can be found in the risk factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

COPSYNC, INC.
Balance Sheet

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$5,111,872	$8,295,310
Accounts receivable, net	404,238	426,265
Inventories	449,558	484,695
Prepaid expenses and other current assets	554,051	543,949
Total Current Assets	6,519,719	9,750,219

PROPERTY AND EQUIPMENT, net	201,285	124,188

INVESTMENT	50,000	-

TOTAL ASSETS	$6,771,004	$9,874,407

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$1,328,484	$2,486,529
Deferred revenues, current portion	1,894,119	2,028,120
Obligation under capital lease, current portion	8,537	9,010
Three Year, 50% notes payable, current portion	20,250	40,500
Notes payable, current portion	139,875	126,260
Total Current Liabilities	3,391,265	4,690,419

Deferred revenues, non-current	1,126,487	1,091,838
Obligation under capital lease, non-current	16,891	19,118
Convertible notes payable	30,000	30,000
Three Year, 50% notes payable, net of $12,396 discount, non-current portion	68,605	66,000
Notes payable, non-current portion	227,313	219,963

Total Liabilities	4,860,561	6,117,338

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Series A Preferred stock, par value $0.0001 per share, 1,000,000 shares authorized; 100,000 shares issued and outstanding, respectively	10	10
Common stock, par value $0.0001 per share, 50,000,000 shares authorized; 8,675,760 and 8,362,903 issued and outstanding, respectively	868	837
Common stock to be issued, 115,206 and 260,206 shares, respectively	246,768	700,121
Additional paid-in-capital	33,880,022	33,043,232
Accumulated deficit	(32,217,225)	(29,987,131)

Total Stockholders' Equity	1,910,443	3,757,069

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,771,004	$9,874,407

COPSYNC, INC.
Statements of Operations
(Unaudited)

	For the Three Months Ended
	March 31,
	2016	2015
REVENUES

Hardware, installation and other revenues	$437,859	$502,657
Software license/subscription revenues	844,237	668,229

Total Revenues	1,282,096	1,170,886

COST OF REVENUES

Hardware and other costs	576,471	453,342
Software license/subscriptions	366,669	303,692

Total Cost of Revenues	943,140	757,034

GROSS PROFIT	338,956	413,852

OPERATING EXPENSES

Research and development	385,106	485,620
Sales and marketing	1,258,403	364,367
General and administrative	914,261	415,204

Total Operating Expenses	2,557,770	1,265,191

LOSS FROM OPERATIONS	(2,218,814)	(851,339)

OTHER INCOME (EXPENSE)

Interest income	714	-
Interest expense	(11,994)	(68,733)

Total Other Expense	(11,280)	(68,733)

NET LOSS BEFORE INCOME TAXES	(2,230,094)	(920,072)

INCOME TAXES	-	-

NET LOSS	$(2,230,094)	$(920,072)

Series B preferred stock dividend	-	(15,390)
Accretion of beneficial conversion feature on preferred shares dividends issued in kind	-	(10,500)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,230,094)	$(945,962)

LOSS PER COMMON SHARE - BASIC & DILUTED	$(0.26)	$(0.23)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC & DILUTED	8,569,465	4,039,056

COPSYNC, INC.
Statements of Cash Flows
(Unaudited)

	For the Three Months Ended
	March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(2,230,094)	$(920,072)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,523	13,627
Employee stock compensation	33,870	46,010
Stock issued for services	89,571	-
Capital contributed/co-founders' forfeiture of contractual compensation	12,500	19,750
Discount on three-year, 50% notes payable	2,605	16,878
Interest expense on beneficial conversion feature of convertible promissory notes	-	14,624
Amortization of endorser agreements	334,826	-
Bad debt expense	36,000	-
(Gain) loss on asset disposals	(505)	1,854
Change in operating assets and liabilities:
Accounts receivable	(13,973)	36,623
Inventories	35,137	(79,930)
Prepaid expenses and other current assets	(64,258)	71,029
Deferred revenues	(99,351)	(109,047)
Accounts payable and accrued expenses	(1,159,519)	(2,666)

Net Cash Used in Operating Activities	$(3,007,668)	$(891,320)

CASH FLOWS FROM INVESTING ACTIVITIES

Investment	(50,000)	-
Proceeds from asset disposals	4,000	-
Purchases of property and equipment	(66,116)	(5,081)

Net Cash used in Investing Activities	$(112,116)	$(5,081)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from convertible notes	-	484,315
Proceeds from the issuance of stock for warrant exercises	-	98,000
Proceeds from stock deposit for common stock to be issued, net	-	3,960
Payments on capitalized lease obligation	(2,700)	(1,844)
Payments on notes payable	(60,954)	(44,496)

Net Cash (Used in) Provided by Financing Activities	$(63,654)	$539,935

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,183,438)	(356,466)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	8,295,310	587,459

CASH AND CASH EQUIVALENTS, END OF YEAR	$5,111,872	$230,993

SUPPLEMENTAL DISCLOSURES:

Cash paid for interest	$12,145	$3,407
Cash paid for income tax	$1,598	$1,598

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock for prior year warrant exercises	$-	$24,000
Issuance of common stock for prior year stock subscriptions	$496,353	$15,000
Issuance of common stock for services	$248,990	$-
Insurance proceeds applied to outstanding bank loan	$-	$11,254
Accretion of beneficial conversion feature on preferred shares dividends issued in kind	$-	$10,500
Financing associated with the purchase of two fleet vehicles	$30,000	$-
Financing of prepaid insurance policy	$-	$43,045
Series B Preferred stock dividends	$-	$15,390

Contact:

For COPsync:
Ronald A. Woessner
Chief Executive Officer
972-865-6192
invest@copsync.com

Fred Sommer
Senior Consultant
Investor Relations
Ascendant Partners, LLC.
732-410-9810
fred@ascendantpartnersllc.com